Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered effective as of December 10, 2021 (the “Amendment Effective Date”), by and between OREOF19 BR, LLC, a Delaware limited liability company (the “Seller”), and GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS

A.Seller and Purchaser previously entered into that certain Purchase and Sale Agreement having an Effective Date of October 28, 2021 (the “Agreement”), regarding certain real property located in Grand Junction, Mesa County, Colorado, and more particularly described in the Agreement.

B.Seller and Purchaser desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment.

C.All capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Recitals.  The above-referenced recitals are true and correct and hereby incorporated into this First Amendment for all purposes.

2.Ratification.  The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby.  From and after the last date of execution of this First Amendment, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.Inspection Period. The Inspection Period is hereby extended to expire at 11:59 P.M. Eastern Daylight Time on December 15, 2021.

4.Closing Date. Notwithstanding the extension of the Inspection Period in Section 3 of this First Amendment, the Closing Date shall occur on or before December 28, 2021.

5.No Further Amendments.  In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

6.Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to another to physically form one document.  Facsimile copies or other electronic scans or reproductions of this First Amendment and the signatures thereon shall have the same force and effect as if the same were original.

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the Amendment Effective Date.

SELLER:

OREOF19 BR, LLC,

a Delaware limited liability company

By: /s/ Joseph A Sanz

       Joseph A. Sanz, its Manager

Date: December 10, 2021

PURCHASER:

GENERATION INCOME PROPERTIES, L.P.

a Delaware limited partnership

By: Generation Income Properties, Inc., its Sole General Partner

By: /s/ David Sobelman

       David Sobelman, its CEO and President

Date: December 10, 2021

18680506_1 2